EXHIBIT 99.3



               PROFORMA CONDENSED CONSOLIDATED STATEMENTS OF LOSS
                          YEAR ENDED DECEMBER 31, 1999
                          (Unaudited - in U.S. dollars)
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                                                              WaveRider       ADE Network                           Proforma
                                                           Communications      Technology      Proforma           Consolidated
                                                            Consolidated         Pty Ltd      Adjustments         Dec. 31, 1999
                                                        ---------------------------------------------------------------------
                                                                                             [Note 1 & 2a]


REVENUE

REVENUE

Product sales                                           $     1,519,469   $    4,167,207    $           -     $     5,686,676
Internet sales                                                  196,576                -                -             196,576
                                                        ---------------------------------------------------------------------

                                                              1,716,045        4,167,207                -           5,883,252

COST OF PRODUCT AND INTERNET SALES                            1,294,815        2,363,440                -           3,658,255
                                                        ---------------------------------------------------------------------

GROSS MARGIN                                                    421,230        1,803,767                -           2,224,997
                                                        ---------------------------------------------------------------------


EXPENSES
Sales, general and administration                             5,392,621        1,598,258                -           6,990,879
Research and development                                      3,028,555                -                -           3,028,555
Amortization of goodwill
   & other intangibles (Notes 2b & 2c)                                -                -          925,993             925,993
Interest                                                        (48,096)               -                -             (48,096)
                                                        ----------------------------------------------------------------------

                                                              8,373,080        1,598,258          925,993          10,897,331
                                                        ---------------------------------------------------------------------

NET INCOME (LOSS) BEFORE TAXES                               (7,951,850)  $      205,509    $    (925,993)    $    (8,672,334)

Provision for (Recovery of) income taxes                       (504,000)          84,439          (64,282)           (483,843)
                                                        ----------------------------------------------------------------------

NET INCOME (LOSS)                                       $    (7,447,850)  $      121,070    $    (861,711)    $    (8,188,491)
                                                        ======================================================================

BASIC AND FULLY DILUTED INCOME (LOSS) PER SHARE         $         (0.25)                                      $         (0.27)
                                                        ======================================================================

Weighted Average Number of Common Shares                     34,258,565                                            34,258,565
                                                        =====================================================================

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                          WaveRider Communications Inc.

          NOTES TO PROFORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of presentation

The unaudited pro forma consolidated balance sheet and statements of loss have been prepared to reflect the acquisition by WaveRider Communications Inc. ("WaveRider") of ADE Network Technology Pty. Ltd ("ADE"). Under the purchase agreement, WaveRider agreed to pay the shareholders of ADE $2,087,982 (Australian $4,000,000) payable in quarterly instalments commencing on October 1, 2000 plus an additional consideration to a maximum of Australian $900,000 based on achieving certain sales figures. WaveRider can elect to pay the purchase consideration due after October 1, 2000 in cash, common shares or a combination of cash and shares.

The unaudited pro forma consolidated balance sheet is based on the unaudited balance sheet of WaveRider as at September 30, 2000 appearing in the Form 10-Q filed by WaveRider on October 30, 2000 and the unaudited balance sheet of ADE as at September 30, 2000 and has been prepared to reflect the acquisition by WaveRider of ADE as of September 30, 2000. The unaudited pro forma consolidated statement of loss for the year ended December 31, 1999 is based on the audited statement of loss of WaveRider for the year ended December 31, 1999 appearing in the Form 10-K filed by WaveRider on March 10, 2000 and the unaudited statement of loss for the nine months ended September 30, 2000 appearing in the Form 10-Q filed by WaveRider on October 30, 2000 and the unaudited statement of income of ADE for the 12 months ended December 31, 1999 and for the 9 months ended September 30, 2000 as if the acquisition occurred on January 1, 1999. The ADE unaudited statement of income has been derived from the audited financial statements of ADE included in this Form 8-K. These unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of WaveRider and ADE.

These unaudited pro forma consolidated financial statements do not purport to present what WaveRider's results of operations or financial condition would actually have been had these transactions in fact occurred on such dates or to project WaveRider's results of operations or financial condition for any future date or period.

Note 2 - Pro forma assumptions and adjustments

Pro forma adjustments are made to reflect:

a) The allocation of the purchase consideration for the acquisition of ADE in accordance with the purchase method of accounting:

     The purchase consideration consists of the following:

           Cash on closing                                        $ 553,065
           Fixed consideration payable in shares or cash          1,534,917
           Acquisition costs                                         51,237
                                                                ------------

                                                                $ 2,139,219
                                                                ------------



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WaveRider   intends  to  pay  the  additional   consideration   in  shares  and,
accordingly, for purposes of these unaudited pro forma financial statements has included the consideration payable as other equity. WaveRider may be required to provide price protection to the shareholders if the shareholders sell the shares received within 30 days of receipt at below the quoted market value for a 5 day period prior to receipt of the shares. For purposes of these pro forma financial statements, it has been assumed that WaveRider will not be required to pay additional cash amounts to the ADE shareholders. Any such additional payments will be treated as contingent consideration and included in goodwill to be amortized over the remaining life of the goodwill.

The purchase price has been allocated based on the estimated fair value at the acquisition date as follows

                                                                 Allocation

           Current assets                                       $ 1,038,352
           Fixed assets                                             271,537
           Acquired labor force                                     425,000
           Goodwill                                               1,917,917
           Current liabilities                                   (1,160,762)
           Long term liabilities                                   (199,825)
           Deferred income taxes                                   (153,000)
                                                                ------------

                                                                $ 2,139,219
                                                                ------------

As part of the purchase adjustments, ADE's common shareholders' equity accounts have been eliminated.

The purchase price allocation for this acquisition has been based on available information at the time of preparation of these financial statements. To the extent that these amounts prove to be excessive or inadequate they will be adjusted up to a year from the date of acquisition.

b) Additional amortization of acquired work force on a straight-line basis over the estimated useful life of three years.

c) Additional amortization of goodwill on a straight-line basis over three years.

d)   Reduction of income taxes related to amortization of acquired labor force.

e) The pro forma statement of loss does not include any amounts for additional compensation payable to ADE executive officers if certain sales targets are achieved as those targets exceed the historical sales levels.

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Note 3 - Loss per share

The basic and diluted loss per share has been computed based on historical weighted average common share outstanding. The shares issuable to ADE shareholders are considered to be contingently issuable as the number of shares issuable depends on future market prices. Accordingly, the diluted loss per share and the basic loss per share do not differ as the inclusion of the contingently issuable shares and potential common shares on the exercise of options would be antidilutive.

Note 4 - Sensitivity

As WaveRider may pay cash instead of issuing shares for the additional fixed consideration, WaveRider may earn less interest income or incur interest expense. Based on the company cash balances, WaveRider estimates this amount to be approximately $66,000 during the year ended December 31, 1999 and $80,000 during the nine months ended September 30, 2000 which would have increased the pro forma loss to $8,254,491 ($.27 per share) for the year ended December 1999 and $24,221,192 ($.45 per share) for the nine months ended September 30, 2000.